EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post Effective Amendment No. 1 to Registration Statement No. 333-105202 on Form S-3 of our reports dated November 29, 2006, relating to the financial statements of streetTRACKS® Gold Trust and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of streetTRACKS® Gold Trust for the year ended September 30, 2006.

/s/ Deloitte & Touche LLP

New York, New York
November 29, 2006